Exhibit 21.1

List of Subsidiaries

Biometrica Systems, Inc. (a NH Corp.)

IBT Acquisition, LLC (a DE LLC)
Integrated Biometric Technology LLC (a FL LLC)

Imaging Automation, Inc. (a DE Corp.)
Imaging Automation Argentina SRL (an Argentina partnership) (99.98% owned)
Imaging Automation LLC (a DE LLC)
Caroline Corporation, N.V. Netherland Antilles

Viisage Technology AG (a German Corp.)

Trans Digital Technologies Corporation (a DE Corp.)
Trans Digital Technologies LLC (a DE Corp.)

SecuriMetrics, Inc. (a CA Corp.)

6653371 CANADA INC. (Canadian Corporation)
COMNETIX INC. (Canadian Corporation)

Identix Incorporated (a DE Corp.)
Indentix Advance Projects, LLC (a VA LLC)
Visionics Corporation (a DE Corp.)
Visionics Technology Corporation (a NJ Corp.)
Identix Ltd. (a United Kingdom Corp.)
Identicator Technology, Inc. (a DE Corp.)
Identix International, Inc. (a CA Corp.)
Identix Australia Pty Ltd. (New South Wales, Australia)
Identix Identification Services (a DE LLC)

SpecTal, LLC (a VA LLC)

Iridian Technologies, Inc. (a DE Corp.)
Iridian Technologies S.A. (a Swiss Entity)
Sensar, Inc. (a DE Corp.)

All the subsidiaries are 100% owned except as indicated